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                                                                    EXHIBIT 32.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated December 27, 1995 accompanying the consolidated financial statements of BeautiControl Cosmetics, Inc. and subsidiaries appearing in the 1995 Annual Report of the Company to its stockholders included in the Annual Report on Form 10-K for the year ended November 30, 1995 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


GRANT THORNTON LLP


Dallas, Texas
September 30, 1996